Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 31, 2014, with respect to the combined financial statements of RSP Permian, L.L.C. and Rising Star Energy Development Co., L.L.C. in the Annual Report of RSP Permian, Inc. on Form 10-K for the year ended December 31, 2013. We hereby consent to the incorporation by reference of said report in the Registration Statement of RSP Permian, Inc. on Form S-8 (File No. 333-193754).

/s/ GRANT THORNTON LLP

Dallas, Texas

March 31, 2014